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                                                                Exhibit 10.27


                         RESTATED CONSULTING AGREEMENT

         THIS RESTATED CONSULTING AGREEMENT (the "Agreement") dated as of this 19th day of July, 1996, between Norcal Waste Systems, Inc., a California corporation (hereinafter referred to as the "Company") and Robert J. Corbolotti (hereinafter referred to as "Consultant"):

                                   WITNESSETH

         WHEREAS, the Company recognizes that Consultant has contributed to the Company, and that his experience has been and is expected to continue to be of value to the Company; and

         WHEREAS, the Consultant has resigned as an officer of the Company and Affiliates (as defined), effective July 15, 1996; and

         WHEREAS, the Company wishes to assure that Consultant will continue to supply to the Company his experience, knowledge, expert judgment and counsel on a consulting basis; and

         WHEREAS, Consultant is willing to perform consulting services for the Company as an independent contractor upon the terms and conditions herein set forth.

         NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, the Company hereby agrees to engage Consultant and Consultant hereby agrees to accept such engagement upon the following terms and conditions:

         1. TERM. The "Term" shall mean the period from the date hereof to the earlier of (i) July 17, 1998; (ii) Consultant's disability (which, for purposes of this Agreement, shall mean his total incapacity (in the reasonable opinion of the President of the Company) to perform his consulting services under this Agreement which shall continue for a period of at least six months); or (iii) Consultant's death.

         2. DUTIES AND RESPONSIBILITIES. During the Term, Consultant shall have no duties with respect to the management or day-to-day activities of the Company but will assist in the orderly transition of his former duties and responsibilities as reasonably requested by the President of the Company. Consultant shall be available from time to time to for consultation with respect to difficult assignments which require his particular judgment and expertise and shall also be available for consultation as reasonably requested from time to time by the President of the Company with respect to management of the Company,its operations, acquisitions, dispositions, strategic plans and initiatives, legal matters and such other matters within Consultant's expertise. Consultant will advise the Company of any and all waste business opportunities as to which Consultant or any of its affiliates shall become aware.
Consultant's consultation services shall be performed at his reasonable convenience.



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Consultant shall be an independent contractor.  After the Term, neither the
Company nor Consultant shall have any further obligations under Paragraphs 2, 3, 4 and 6 hereunder. All other provisions of this Agreement shall continue to remain in force through and after the Term.


        3. COMPENSATION DURING THE TERM. During the Term, the Company agrees to pay Consultant an aggregate consulting fee of one hundred fifty thousand dollars ($150,000.00) to be paid during the first twelve months of the Term and fifty thousand dollars ($50,000) to be paid during the second twelve months of the Term. Payments shall be made monthly. Any amount due under this Agreement for the calendar year of Consultant's death or disability shall be prorated to the end of the month in which Consultant dies or becomes disabled.

        4. REIMBURSEMENT OF EXPENSES. Only expenses reasonably incurred during the Term by Consultant in performing consulting services under this Agreement and which have been expressly authorized in writing by the President of the Company prior to incurrence shall be entitled to reimbursement. Consultant shall provide the Company with all documentation reasonably requested by the Company prior to reimbursement.

        5.      CONFIDENTIALITY;   RETURN OF INFORMATION.   Consultant has had
and will have access to information which is either non-public, sensitive, confidential and /or proprietary in nature, including, but not limited to ideas and facts relating to the Company and its Affiliates' (as defined) strategies, plans, operations and other matters, and may include trade secrets
("Information").   The term "Information" shall include all notes, analyses,
compilations, studies, interpretations or other documents which contain, reflect or are based, either in whole or part, upon any Information.
Consultant has not used or disclosed, other than to employees or agents of the Company, and shall not use or disclose to anyone without the prior written consent of the President of the Company, any Information known or obtained by him, or otherwise in his possession as a consequence of his being a Consultant to the Company. Consultant acknowledges that all files, records, notes, documents or other writings, equipment, and similar items or property relating to or used in connection with the business or affairs of the Company or its Affiliates, obtained by Consultant as a consequence of his prior services (rendered in any capacity) for or his employment with the Company and/or its Affiliates, or as a consequence of his performing services under this Agreement, whether prepared or used by Consultant or others, are and shall remain exclusively the property of the Company. Consultant will immediately, upon execution of this Agreement, return to the Company all such property including all originals, copies or other embodiments of any Information in the possession of Consultant (regardless of when obtained) and will not retain any copies of materials returned. With respect to such property obtained during the Term of


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this Agreement or otherwise, Consultant agrees that whenever return of such property is requested by the Company, Consultant will immediately, return to the Company all such property, including all originals, copies or other embodiments of any Information and will not retain any copies of materials so returned. An "Affiliate" for the purpose of this Agreement shall mean any entity, person or business which directly or indirectly controls, is controlled by, or is under common control with the Company. For the purposes of this Agreement, any person who is a shareholder (which includes a "group," as the terms "person" and "group" are used for purposes of Section 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the "Act")) shall be deemed an Affiliate of the Company, (i) immediately upon such person becoming the "beneficial owner" (within the meaning of Rule 13d-3 promulgated under the Act) of 10% or more of any class of then outstanding voting securities of the Company, or (ii) if by contract or otherwise such person has the power, directly or indirectly, to control the Company. Nothing herein is designed to preclude Consultant from doing from doing business with any person solely because such person is a shareholder of the Company, if such business is wholly unrelated to the Company or any of its Affiliates, and is not, directly or indirectly, in connection with, related to or arising from any activity involving the Company or any Affiliates or their businesses, obligations, assets or securities.

                  6.  NON-COMPETITION. Consultant agrees that:

                  a. During the Term of this Agreement, he will not (without the written consent of the President of the Company) engage directly or indirectly in any business within the United States or Europe (financially as an investor or lender or as an employee, director, officer, partner, agent, distributor, independent contractor, consultant or owner or in any capacity calling for the rendition of personal services or acts of management, operation or control) in the waste industry (which includes recycling and related businesses) at any time during the Term hereof. Notwithstanding the foregoing, Consultant shall be entitled to own common stock of any corporation conducting a business competitive with the business of the Company or any of its Affiliates so long as the shares of common stock of such corporation are listed on a National Securities Exchange and the securities owned directly or indirectly by consultant are or were acquired on the Exchange and did not or do not have a value exceeding $30,000 when acquired.

                  b. During the Term of this Agreement, in addition to the obligations pursuant to subparagraph (a) above, consultant agrees that neither he nor any business in which he engages directly or indirectly will (i) directly or indirectly induce any Customers (as defined) of the Company or any of its affiliates to patronize any business similar to the Company or any of its affiliates; (ii) canvass, solicit or accept any similar business from any Customer of the Company or any Affiliates, (iii) directly or indirectly request or advise any Customer of the Company or any of its Affiliates to withdraw, curtail or cancel such Customer's business with the Company or any of its Affiliates, (iv) directly or indirectly disclose to any other person, firm or corporation the names or addresses of any of the Customers of the Company or any of its Affiliates, or (v) compete


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with the Company or any of its Affiliates in acquiring (directly or indirectly)
or merging or otherwise consolidating, combining or joint venturing with any other business or in acquiring any assets, obligations, securities or acquiring any interest in such other business. A "Customer" for the purpose of this Agreement shall mean any entity, person or business (including municipalities) with whom the Company or any of its Affiliates do business or from whom they directly or indirectly derive revenue.

                c. Consultant will not, without the prior written consent of the President of the Company, directly or indirectly accept any compensation from any third party or enter into any arrangement, agreement or understanding pursuant to which Consultant would, directly or indirectly, receive consideration in connection with, related to or arising from transactions involving the Company or any Affiliate or their business, obligations, assets or securities. The Company shall have the right during the Term to the exclusive services of Consultant in connection with any matter relating to transactions, business, assets, obligations, or securities of the Company or any of its Affiliates.

                d. In the event that any of the provisions of this paragraph should ever be deemed to exceed the time, geographic or occupational limitations permitted by applicable laws, then such provisions shall be and are hereby reformed to the maximum time, geographic or occupational limitations permitted by law.


                Consultant acknowledges that a part of the compensation to be paid under this Agreement is in consideration of the fulfillment of the provisions of this paragraph, and that if at any time he fails to abide by his agreements in this paragraph, in addition to any other remedies the Company may seek or be entitled to, no further payments shall be due from the Company under this Agreement. Consultant further acknowledges and agrees that a breach by him of his obligations under this paragraph may cause the Company irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law and Consultant agrees that the Company shall be entitled to injunctive and/or other equitable relief (without the necessity of posting any bond with respect thereto) to prevent a breach or continued breach of Consultant's obligations under this paragraph in addition to any other remedies legally available to it.

                7. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given one day after deposited in the U.S. mail, postage prepaid, and addressed, if to Consultant, at his address set forth below, and if to the Company, c/o President, 5 Thomas Mellon Circle, San Francisco, California 94134, or to such other addresses as either party shall designate by written notice to the other, or immediately upon delivery to the above-described address.

                8. ASSIGNMENT. Consultant may not assign his rights or obligations hereunder. The rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon its respective successors and assigns and its Affiliates.





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        9.      a.      This Agreement shall be subject to and governed by the
laws of the State of California.

                b. Failure to insist upon strict compliance with any provision(s) hereof shall not be deemed a waiver of such provision(s) or any provision hereof.

                c. This Agreement may not be modified except by an agreement in writing executed by the parties hereto.

                d. The invalidity or unenforceability of any provision hereby shall not affect the validity or enforceability of any other provision.

                e. If at any time during the Term of this Agreement or thereafter, there is any action brought to enforce any term of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

        IN WITNESS WHEREOF, of parties have executed this Agreement on July 19, 1996.



                                                NORCAL WASTE SYSTEMS,
                                                INC.



                                                By:_________________________
                                                     Michael J. Sangiacomo


                                                CONSULTANT



                                                ____________________________
                                                     Robert J. Corbolotti


                                                44 LaCrescenta Way
                                                San Rafael, California  94901